UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2017

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information discussed under Item 5.07 of this Current Report on Form 8-K with respect to the amendment of Hines Global REIT II, Inc.’s (the “Company”) charter is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously disclosed, the Company held its 2017 annual meeting of stockholders (the “Annual Meeting”) on September 13, 2017. At that meeting, the Company determined that it had not received sufficient votes to approve the proposal to amend its Articles of Amendment and Restatement, as supplemented (the “Charter”) to comply with a request from a state securities administrator (the “Charter Amendment”) and adjourned the meeting until October 4, 2017 in order to continue to solicit proxies with respect to the proposal to approve the Charter Amendment. In addition, the Company determined to further adjourn the Annual Meeting until October 12, 2017, in order to continue to solicit proxies with respect to the proposal to approve the Charter Amendment.

On October 12, 2017 the Company held its reconvened Annual Meeting on the 50th floor of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056 at 11:00 a.m., local time. At the Annual Meeting, the Company’s stockholders approved the Charter Amendment.
The voting results are as follows:

For	Against	Abstained
18,238,830	151,082	560,393

There were no broker non-votes with respect to the Charter Amendment.
The Articles of Amendment to the Articles of Amendment and Restatement of the Company (the “Articles of Amendment”), which incorporates the Charter Amendment approved at the Annual Meeting, was filed with the State Department of Assessments and Taxation of Maryland and became effective on October 13, 2017. Article II of the Charter defines a “Roll-up Transaction” as a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of another entity that would be created or would survive after the successful completion of such transaction (a “Roll-up Entity”). Prior to the effective date of the Charter Amendment, the Charter excluded from the definition of a Roll-up Transaction, among other transactions, a transaction involving securities of a “Roll-up Entity” that have been listed on a national securities exchange for at least 12 months.
As approved and adopted, the Charter Amendment changed the definition of “Roll-up Transaction” included in Article II of the Charter such that rather than excluding a transaction involving the securities of any Roll-Up Entity that have been listed on a national securities exchange for at least 12 months, it will exclude such a transaction only when the Company’s shares have been listed on a national securities exchange for at least 12 months. As a result of this Charter Amendment, the protections afforded by the Charter in the event of a Roll-up Transaction would apply to transactions involving the issuance of securities of any entity, irrespective of whether such securities have been listed, unless the securities of the Company have been listed on a national securities exchange for at least 12 months. The securities administrator of the State of Washington indicated to the Company that this Charter Amendment was necessary in order to conform the definition of Roll-up Transaction in the Charter to the definition set forth by the Statement of Policy Regarding Real Estate Investment Trusts issued by the North American Securities Administrators Association on May 7, 2007. Accordingly, as amended by the Charter Amendment, the following is the definition of “Roll-Up Transaction” in Article II of the Charter:
“Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange for at least 12 months, or (ii) a transaction involving the conversion to limited liability company, partnership, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of the holders of the Common Shares, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.

The above description of the Charter Amendment contained in this Item 5.07 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Articles of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.07.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Amendment and Restatement of Hines Global REIT II, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES GLOBAL REIT II, INC.

October 16, 2017	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer